UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 25, 2010
CALIFORNIA WATER SERVICE GROUP
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1720 North First Street
San Jose, California	95112
(Address of principal executive offices)	(Zip Code)
(408) 367-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
     California Water Service Group (the “Company”) held its Annual Meeting of Stockholders on May 25, 2010 (the “Annual Meeting”). Stockholders acted on two items of business at the Annual Meeting. The voting results are as follows:
1.	The following nominees for Director were elected to serve until the 2011 Annual Meeting of Stockholders based upon the following votes:

Nominee	Votes For	Authority Withheld	Broker Non-Votes
Douglas M. Brown	12,363,214	136,165	4,517,705
Robert W. Foy	12,327,310	172,177	4,517,705
Edwin A. Guiles	12,373,236	126,143	4,517,705
Bonnie G. Hill	12,291,078	208,301	4,517,705
Richard P. Magnuson	12,353,648	150,312	4,517,705
Linda R. Meier	12,289,790	209,589	4,517,705
Peter C. Nelson	12,344,483	154,896	4,517,705
George A. Vera	12,351,417	147,962	4,517,705
2.	The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2010 was ratified as follows:

Votes For	Votes Against	Abstentions
16,668,061	152,374	197,170

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP
Date: May 26, 2010	By:	/s/ Martin A. Kropelnicki
		Name:	Martin A. Kropelnicki
		Title:	Vice President, Chief Financial Officer & Treasurer

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